UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 20, 2007

AltiGen Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 252-9712

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed on July 25, 2007, Mr. Richard B. Black has resigned from the Board of Directors (the “Board”) of AltiGen Communications, Inc. (the "Company"), effective, July 19, 2007. In accordance with the Nasdaq Global Market (“Nasdaq”) Marketplace Rules, on August 17, 2007, the Company gave Nasdaq notice that the vacancy caused by Mr. Black’s resignation left the Audit Committee with two members, which does not satisfy the requirement of Nasdaq Marketplace Rule 4350(d)(2) that a listed company have a three member audit committee, and that the Company would rely on the temporary cure provision of Rule 4350(d)(4)(B) until the vacancy is filled.

On August 14, 2007, the Company received notice from Nasdaq noting that the Company no longer complies with Nasdaq’s requirement to have at least three audit committee members and confirming that the Company could rely on the cure provision of Rule 4350(d)(4) in having only two members on its audit committee until January 15, 2008. The Company anticipates filling the vacancy on the audit committee so as to again have a three-member committee in the near future. The Company issued a press release on August 17, 2007 concerning this matter, a copy of which is attached.

ITEM 9.01(D) EXHIBITS.

99.1  Press release of AltiGen Communications, Inc. regarding receipt of notice from Nasdaq dated August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

Date: August 20, 2007	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of AltiGen Communications, Inc. regarding receipt of notice from Nasdaq dated August 14, 2007.